NOTE SECURED BY DEED OF TRUST
LOS ANGELES, CALIFORNIA
SEPTEMBER 5, 2007
PRINCIPAL AMOUNT: $8,280,000

FOR VALUE RECEIVED, on or before September 4, 2009 (the “Maturity Date”), the undersigned, NNN HEALTHCARE/OFFICE REIT ST. MARY PHYSICIAN CENTER, LLC, a Delaware limited liability company (“Borrower”), whose address is 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705, promises to pay to St. Mary Physicians Center, LLC, a California limited liability company (“Lender”), or its assigns, at 11611 San Vicente Blvd, #640, Los Angeles, California, 90049, or such other address as Lender or its assigns shall hereafter designate in writing to Borrower, the principal sum of Eight Million Two Hundred Eighty Thousand and No/100 Dollars ($8,280,000.00), together with interest thereon at an annual rate of five and eight tenths percent (5.8%) per annum (“Note Rate”). Monthly payments of interest only in the amount of $40, 020 shall be due on the first (1st) day of each calendar month commencing October 1, 2007 (prorated for any partial month).

The Note may be paid at anytime in full or in part without premium or penalty.

This Note is secured by that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing of even date herewith (the “Deed of Trust”), made by Borrower, as Trustor, for the benefit of Lender, as Beneficiary. Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Deed of Trust and the other Loan Documents associated with this Note.

The Loan shall bear interest at a fixed rate per annum equal to the Note Rate. Interest shall be computed based on the daily rate produced assuming a three hundred sixty (360) day year, consisting of twelve (12) months of thirty (30) days each, multiplied by the actual number of days elapsed. Except as otherwise set forth herein or in the other Loan Documents, interest shall be paid in arrears.

All payments are due in lawful money of the United States of America. At Lender’s request, Borrower shall make monthly payments by means of an electronic funds transfer system (EFT) between a bank account designated by Borrower and the bank account of Lender or its servicing agent.

LATE CHARGE: Borrower promises to pay a late charge in an amount equal to TEN per cent (10.00%) of the monthly payment for each installment not paid on or before the tenth day after such payment was due. Such late charge represents a reasonable sum considering all the circumstances existing on the date of this Note and represents a reasonable estimate of the costs that will be sustained by Lender due to Borrower’s failure to make timely payments.

INTEREST AT MATURITY OR UPON OCCURRENCE OF DEFAULT: From and after the Maturity Date, or as a result of an Event of Default as defined in the Deed of Trust, or acceleration of the then unpaid principal balance under the terms of this Note, the entire unpaid principal balance shall thenceforth automatically bear an annual interest rate of TWENTY FOUR per cent (24.00%) (the “Default Rate”), instead of the rate specified above, and continue at the Default Rate until paid in full regardless of a cure of such default.

ACCELERATION ON TRANSFER OR ENCUMBRANCE OF THE MORTGAGED PROPERTY (“Due-on-Sale;” “No Further Encumbrance”): If Borrower sells, encumbers or alienates the Mortgaged Property, or any interest in it, or suffers its title to, or any interest in, the Mortgaged Property to be divested, whether voluntarily or involuntarily; or, if Borrower is an entity and there is a sale or transfer of beneficial interests in Borrower equal to fifty per cent (50.00%) or more of the beneficial ownership interests of Borrower outstanding at the date of this Note; or if Borrower changes or permits to be changed the character or use of the Mortgaged Property; or if title to the Mortgaged Property becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender’s prior written consent, then Lender, at Lender’s option, may, without prior notice, declare all sums evidenced by this Note, regardless of their stated due dates, immediately due and payable and may exercise all rights and remedies in this Note and the Deed of Trust.

On Borrower’s failure to pay any installment or any other sum due under this Note or Deed of Trust when due and payable, whether by extension, acceleration or otherwise, or the occurrence of an Event of Default as set forth in the Deed of Trust or any of the other Loan Documents associated with this Note, then, in any such event, Lender may, at its option, declare this Note (including, without limitation, all accrued interest) due and immediately payable regardless of the Maturity Date. Lender may exercise this option to accelerate during any default by Borrower regardless of any prior forbearance. Borrower expressly waives notice of the exercise of this option.

Borrower agrees to pay the following costs, expenses and attorneys fees paid or incurred by Lender, or adjudged by a court: (1) Reasonable costs of collection, costs and expenses and attorneys fees paid or incurred in connection with the collection or enforcement of this Note, whether or not suit is filed or foreclosure is commenced, including any such attorneys fees and costs in connection with any bankruptcy proceeding involving the debt evidenced by this Note or in connection with the Mortgaged Property; and (2) Costs of suit and such sums as a court may adjudge as attorneys fees in any action to enforce payment of the Note or any part of it.

Any advances made by Beneficiary under the terms of the Deed of Trust shall bear interest in accordance with the interest rate provisions stated herein.

If Lender delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Lender’s rights or of any breach, default or failure of condition under this Note. No waiver by Lender of any of its rights or of any such breach, default or failure of condition shall be effective unless the waiver is expressly stated in a writing signed by Lender.

Borrower, endorsers and all other persons liable or to become liable on this Note waive presentment, protest and demand; notice of protest, demand and dishonor; and all other notices or matters of a like nature.

This Note inures to and binds the heirs, legal representatives, successors and assigns of Borrower and Lender.

Lender in its sole discretion may transfer this Note, and may sell or assign participations or other interests in all or any part of this Note, all without notice to or consent of Borrower.

This Note shall be construed and enforceable according to the laws of the State of California for all purposes.

All agreements between Borrower and Lender are expressly limited, so that in no event or contingency whatsoever, whether by reason of the advancement of the proceeds of this Note, acceleration of maturity of the unpaid principal balance, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money to be advanced under this Note exceed the highest lawful rate permissible under applicable usury laws. If, under any circumstances whatsoever, fulfillment of any provision of this Note or of the Deed of Trust or any other Loan Document, after timely performance of such provision is due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction deems applicable, then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity, and if, under any circumstances whatsoever, Lender shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall be applied to the reduction of the unpaid principal balance under this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal under this Note, such excess shall be refunded to Borrower. This provision shall control every other provision of all agreements between Borrower and Lender.

Except for any notice required by applicable law to be given in another manner, all notices provided in this Note or in the Deed of Trust shall be in writing and shall be given by (1) personal delivery, which shall be effective on the date of such delivery, or (2) by mailing such notice by deposit in the United States Mail, postage prepaid, certified mail, return receipt requested, which shall be effective as of the date set forth in the return receipt, or (3) by overnight courier of recognized reputation, marked for next business-day delivery, which shall be effective as of the date of receipt, addressed to the parties at the addresses set forth in this Note, or at such other addresses as may have been designated by written notice to each other in the manner provided in this paragraph. All notices provided for in this Note and the Deed of Trust shall be deemed to have been given to Borrower or Lender when given in the manner specified in this paragraph.

Time is of the essence with respect to all obligations of Borrower under this Note.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the day and year first above written.

NNN HEALTHCARE/OFFICE REIT
ST. MARY PHYSICIAN CENTER, LLC,
a Delaware limited liability company,

By: /s/ Andrea R. Biller

Its: Authorized Signatory

Andrea R. Biller
Executive Vice President